Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the Registration Statement on Form SB-2 filing of China Agritech, Inc. (the "Form SB-2") of our report dated April 10, 2005 on our audit of the financial statements of China Tailong Holdings Company Limited and its subsidiary as of December 31, 2004 and for the year then ended.

Kabani & Company, Inc.
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Kabani & Company, Inc.
Huntington Beach, California
June 30, 2005